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                                                                    EXHIBIT 23.1

                           MAGGART & ASSOCIATES, P.C.
                          Certified Public Accountants
                            150 FOURTH AVENUE, NORTH
                                   SUITE 2150
                        NASHVILLE, TENNESSEE 37219-2417
                            Telephone (615) 252-6100
                            Facsimile (615) 252-6105



                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the inclusion in this registration statement filed by Legends Financial Holdings, Inc. on Form 10-SB under the Securities Exchange Act of 1934 of our report dated January 24, 2002, on our audit of the financial statements of Legends Bank as of December 31, 2001 and 2000 and for each of the three years ended December 31, 2001.


/s/ Maggart & Associates, P.C.


Certified Public Accountants
Nashville, Tennessee
November 20, 2002